Exhibit 99.1
ENERGY TRANSFER PARTNERS
REPORTS QUARTERLY RESULTS
Dallas — May 6, 2010 — Energy Transfer Partners, L.P. (NYSE:ETP) today reported EBITDA, as adjusted, distributable cash flow, and net income for the quarter ended March 31, 2010. EBITDA, as adjusted, for the three months ended March 31, 2010 totaled $454.4 million, an increase of $13.7 million from the three months ended March 31, 2009. Distributable cash flow for the three months ended March 31, 2010 totaled $376.8 million, a decrease of $64.8 million from the three months ended March 31, 2009. Net income for the three months ended March 31, 2010 totaled $240.1 million, a decrease of $67.1 million from the three months ended March 31, 2009.
Related to ETP’s liquidity position, the Partnership raised approximately $423.6 million in net proceeds from its common unit offering in January 2010. In addition, the Partnership raised $81.0 million in net proceeds during the three months ended March 31, 2010 under an equity distribution program. As of March 31, 2010, in addition to approximately $384.3 million of cash on hand, the Partnership had available capacity under its credit facility of approximately $1.94 billion.
An analysis of the Partnership’s segment results and other supplementary data is provided after the financial tables shown below. Management will discuss the first quarter 2010 results on the Partnership’s conference call scheduled for 2:00 p.m. Central Time today. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com. The call will be available for replay on the Partnership’s website for a limited time.
EBITDA, as adjusted, and distributable cash flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures. A table reconciling EBITDA, as adjusted, and distributable cash flow with appropriate GAAP financial measures is included in the summarized financial information included in this release.
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP currently has more than 17,500 miles of pipeline in service and has a 50% interest in joint ventures that have approximately 500 miles of interstate pipeline in service. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
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Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners and approximately 62.5 million ETP limited partner units.
The information contained in this press release is available on the Partnership’s website at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-504-2260 (office)
214-498-9272 (cell)
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ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	March 31,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS	$1,416,637	$1,271,963

PROPERTY, PLANT AND EQUIPMENT	9,839,358	9,649,405
ACCUMULATED DEPRECIATION	(1,055,151)	(979,158)

	8,784,207	8,670,247

ADVANCES TO AND INVESTMENTS IN AFFILIATES	653,390	663,298
GOODWILL	772,999	745,505
INTANGIBLES AND OTHER ASSETS, net	442,594	383,959

Total assets	$12,069,827	$11,734,972

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES	$782,544	$823,539

LONG-TERM DEBT, less current maturities	6,014,898	6,176,918
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	20,347	—
OTHER NON-CURRENT LIABILITIES	135,901	134,807

COMMITMENTS AND CONTINGENCIES

	6,953,690	7,135,264

PARTNERS’ CAPITAL	5,116,137	4,599,708

Total liabilities and partners’ capital	$12,069,827	$11,734,972

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

	Three Months Ended March 31,
	2010	2009
REVENUES:
Natural gas operations	$1,306,709	$1,111,955
Retail propane	533,439	487,907
Other	31,833	30,238

Total revenues	1,871,981	1,630,100

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	912,606	732,113
Cost of products sold — retail propane	304,981	220,222
Cost of products sold — other	7,278	6,804
Operating expenses	170,748	181,773
Depreciation and amortization	83,276	72,603
Selling, general and administrative	48,754	55,732

Total costs and expenses	1,527,643	1,269,247

OPERATING INCOME	344,338	360,853

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(104,962)	(82,045)
Equity in earnings of affiliates	6,181	497
Losses on disposal of assets	(1,864)	(426)
Gains on non-hedged interest rate derivatives	—	13,726
Allowance for equity funds used during construction	1,309	20,427
Other, net	1,033	1,067

INCOME BEFORE INCOME TAX EXPENSE	246,035	314,099
Income tax expense	5,924	6,932

NET INCOME	240,111	307,167

GENERAL PARTNER’S INTEREST IN NET INCOME	99,999	90,290

LIMITED PARTNERS’ INTEREST IN NET INCOME	$140,112	$216,877

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.74	$1.37

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	188,424,574	157,009,238

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.74	$1.37

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	189,127,283	157,390,400

SUPPLEMENTAL INFORMATION
(Dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2010	2009

Reconciliation of net income to EBITDA, as adjusted:
Net income	$240,111	$307,167
Interest expense, net of interest capitalized	104,962	82,045
Income tax expense	5,924	6,932
Depreciation and amortization	83,276	72,603
Non-cash unit-based compensation expense	7,196	6,801
Losses on disposals of assets	1,864	426
Gains on non-hedged interest rate derivatives	—	(13,726)
Allowance for equity funds used during construction	(1,309)	(20,427)
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	13,446	—
Other, net	(1,033)	(1,067)

EBITDA, as adjusted (a)	$454,437	$440,754

Reconciliation of net income to distributable cash flow:
Net income	$240,111	$307,167
Amortization of finances costs changed to interest	2,291	1,990
Deferred income taxes	1,433	6,719
Depreciation and amortization	83,276	72,603
Non-cash unit-based compensation expense	7,196	6,801
Losses on disposals of assets	1,864	426
Unrealized gains on interest rate derivatives	—	(13,726)
Unrealized losses on commodity derivatives not in fair value hedging relationships (including ineffective portion of cash flow hedges)	8,750	73,169
Allowance for equity funds used during construction	(1,309)	(20,427)
Unrealized losses on commodity derivatives and related hedged inventory in fair value hedging relationships	50,539	—
Inventory lower of cost or market adjustments	—	44,621
Effect of previously recognized inventory hedging and lower of cost or market adjustments on margin	(7,861)	(23,551)
Distributions in excess of equity in earnings, net	10,109	328
Maintenance capital expenditures	(19,637)	(14,596)

Distributable cash flow (a)	$376,762	$441,524

(a)
The Partnership has disclosed in this press release EBITDA, as adjusted, and distributable cash flow, which are non-GAAP financial measures. Management believes EBITDA, as adjusted, and distributable cash flow provide useful information to investors as measure of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, and distributable cash flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.

There are material limitations to using measures such as EBITDA, as adjusted, and distributable cash flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss or cash flows. In addition, our calculations of EBITDA, as adjusted, and distributable cash flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.

Definition of EBITDA, as Adjusted
The Partnership defines EBITDA, as adjusted, as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees and other expenses. Non-cash compensation expense represents charges for the value of the grants awarded under the Partnership’s compensation plans over the vesting terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from disposal of assets is not included when determining EBITDA, as adjusted.
EBITDA, as adjusted, is used by management to determine our operating performance and, along with other data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.
Definition of Distributable Cash Flow
The Partnership defines distributable cash flow as total partnership earnings, adjusted for certain non-cash amounts recorded in earnings, less maintenance capital expenditures. Non-cash amounts recorded in earnings include depreciation and amortization, deferred taxes, impairment losses, allowance for equity funds used during construction, and certain realized and unrealized gains and losses. Distributable cash flow also reflects earnings from affiliates on a cash basis.
Distributable cash flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and distributable cash flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.

REPORTABLE SEGMENTS (unaudited)

	Three Months Ended March 31, 2010
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	11,354,270	1,557,921	—	—
Natural gas sold (MMBtu/d)	1,445,136	20,043	697,644	—
NGLs produced (Bbls/d)	—	—	48,312	—
Retail propane gallons (in thousands)	—	—	—	217,611

Results by segment:
Revenues from external customers	$602,356	$68,269	$618,707	$561,155	$21,494	$—	$1,871,981
Intersegment revenues	264,136	—	178,064	—	1,446	(443,646)	—

Total revenues	866,492	68,269	796,771	561,155	22,940	(443,646)	1,871,981
Cost of products sold	641,506	—	699,792	309,757	17,372	(443,562)	1,224,865

Gross margin	224,986	68,269	96,979	251,398	5,568	(84)	647,116
Operating expenses	41,961	16,061	17,830	91,732	3,248	(84)	170,748
Depreciation and amortization	28,992	12,451	20,335	20,088	1,410	—	83,276
Selling, general and administrative	19,829	8,160	6,482	12,804	1,479	—	48,754

Segment operating income	$134,204	$31,597	$52,332	$126,774	$(569)	$—	$344,338

Supplemental segment data:
Unrealized losses on commodity derivatives not in fair value hedging relationships (including ineffective portion of cash flow hedges)	$2,487	$—	$2,931	$3,332	$—	$—	$8,750
Allowance for equity funds used during construction	—	(1,309)	—	—	—	—	(1,309)
Unrealized losses on commodity derivatives and related hedged inventory in fair value hedging relationships	50,539	—	—	—	—	—	50,539
Effect of previously recognized inventory hedging and lower of cost or market adjustments on margin	(7,861)	—	—	—	—	—	(7,861)
Non-cash unit-based compensation expense	2,720	418	1,272	1,221	1,565	—	7,196
Equity in earnings of affiliates	721	5,460	—	—	—	—	6,181
Distributions from equity method investees	(1,140)	(15,150)	—	—	—	—	(16,290)
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	13,446	—	—	—	—	13,446
Growth capital expenditures	23,760	30,458	58,114	8,634	1,293	—	122,259
Maintenance capital expenditures	4,280	3,720	3,330	7,189	1,118	—	19,637

	Three Months Ended March 31, 2009
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	13,623,212	1,747,560	—	—
Natural gas sold (MMBtu/d)	941,533	15,044	1,091,391	—
NGLs produced (Bbls/d)	—	—	46,580	—
Retail propane gallons (in thousands)	—	—	—	218,480

Results by segment:
Revenues from external customers	$455,803	$61,349	$594,803	$515,912	$2,233	$—	$1,630,100
Intersegment revenues	172,848	—	36,829	—	—	(209,677)	—

Total revenues	628,651	61,349	631,632	515,912	2,233	(209,677)	1,630,100
Cost of products sold	382,614	—	559,176	225,105	1,921	(209,677)	959,139

Gross margin	246,037	61,349	72,456	290,807	312	—	670,961
Operating expenses	53,490	15,365	17,793	94,176	949	—	181,773
Depreciation and amortization	25,033	10,659	16,510	20,272	129	—	72,603
Selling, general and administrative	23,799	7,130	13,014	12,290	(501)	—	55,732

Segment operating income	$143,715	$28,195	$25,139	$164,069	$(265)	$—	$360,853

Supplemental segment data:
(Gains) losses on non-hedged interest rate derivatives	$—	$—	$—	$17	$(13,743)	$—	$(13,726)
Unrealized (gains) losses on commodity derivatives not in fair value hedging relationships (including ineffective portion of cash flow hedges)	97,351	—	11,223	(35,405)	—	—	73,169
Allowance for equity funds used during construction	—	(20,427)	—	—	—	—	(20,427)
Inventory lower of cost or market adjustments	44,621	—	—	—	—	—	44,621
Effect of previously recognized inventory hedging and lower of cost or market adjustments on margin	(23,551)	—	—	—	—	—	(23,551)
Non-cash unit-based compensation expense	2,379	425	627	1,034	2,336	—	6,801
Equity in earnings of affiliates	497	—	—	—	—	—	497
Distributions from equity method investees	(825)	—	—	—	—	—	(825)
Growth capital expenditures	117,733	28,843	18,932	11,565	771	—	177,844
Maintenance capital expenditures	3,753	—	4,366	5,673	804	—	14,596

Segment Analysis
Intrastate Transportation and Storage
Volumes. We experienced a decrease in volumes transported on our intrastate transportation systems due to less drilling activity and production by our customers in areas where our assets are located due to the low natural gas price environment and less favorable basis differentials. However, transported volumes for the three months ended March 31, 2010 increased by approximately 600,000 MMBtu/d compared to the three months ended December 31, 2009.
Gross Margin. The components of our intrastate transportation and storage segment gross margin were as follows:

	Three Months Ended
	March 31,
	2010	2009	Change
Transportation fees	$140,798	$175,133	$(34,335)
Natural gas sales and other	40,010	18,702	21,308
Retained fuel revenues	35,702	35,177	525
Storage margin, including fees	8,476	17,025	(8,549)

Total gross margin	$224,986	$246,037	$(21,051)

Intrastate transportation and storage gross margin decreased primarily due to the following factors:
•
Volumes on our transportation pipelines decreased, resulting in a decrease in transportation fees of $34.3 million. This decrease primarily resulted from a narrowing of basis differentials between the west and east Texas market hubs.

•	Margin from natural gas sales and other activity increased by $21.3 million during the period primarily due to favorable impacts from system optimization activities.

•	While our transported volumes were down and we retained less natural gas during the period, our retention revenue increased by $0.5 million principally due to more favorable pricing.

•	Storage margin decreased by $8.5 million, primarily due to less price variance between the carrying cost of our inventory and the locked in sales price of our financial derivative.

Storage margin was comprised of the following:

	Three Months Ended
	March 31,
	2010	2009
Withdrawals from storage natural gas inventory (MMBtu)	27,016,787	11,254,403

Margin on physical sales	$64,378	$(11,166)
Fair value/lower of cost or market adjustment	(68,555)	(44,621)
Settlements of financial derivatives	(10,499)	166,246
Unrealized gains (losses) on derivatives	13,118	(99,907)

Net impact of natural gas inventory transactions	(1,558)	10,552
Revenues from fee-based storage	11,299	8,342
Other costs	(1,265)	(1,869)

Total storage margin	$8,476	$17,025

Operating Expenses. Intrastate operating expenses primarily decreased between the periods due to a decrease in consumption expense of $7.8 million.
Interstate Transportation
Volumes. Transported volumes decreased as compared to the prior period primarily as a result of less favorable market conditions for transporting natural gas principally from the San Juan Basin to East delivery points.
Revenues. Interstate transportation revenues increased between the periods primarily as a result of an increase in operational sales revenues due to increases in natural gas prices and volume sold.
Midstream
Volumes. NGL production increased between periods primarily due to increased inlet volumes at our Godley plant as a result of favorable NGL prices. The decrease in natural gas sold during the period primarily reflects decreased marketing activities resulting from less favorable market conditions.
Gross Margin. The components of our midstream segment gross margin were as follows:

	Three Months Ended
	March 31,
	2010	2009	Change
Gathering and processing fee-based revenues	$54,294	$47,908	$6,386
Non fee-based contracts and processing	47,271	17,207	30,064
Other	(4,586)	7,341	(11,927)

Total gross margin	$96,979	$72,456	$24,523

Midstream gross margin increased primarily due to favorable NGL pricing. Total plant production also increased slightly in the period ended March 31, 2010. In addition, acquisitions and other growth capital expenditures located in Louisiana provided an increase in our fee-based margin of $6.3 million.
The decrease in other midstream gross margin reflects a decrease of $11.9 million from marketing activities due to less favorable market conditions compared to the prior period.
Selling, General and Administrative. Midstream selling, general and administrative expenses decreased between the periods primarily due to a decrease in employee-related costs.
Retail Propane and Other Retail Propane Related
Volumes. Despite continued effects of customer conservation and the impact of the economic recession, retail propane volumes decreased only slightly.
Gross Margin. Revenues increased period over period due to increases in average wholesale propane commodity prices. Excluding the impact of the mark-to-market accounting, gross margins were consistent period over period.
Operating Expenses. Operating expenses decreased primarily due to a decrease in our operational employee incentive program.